Exhibit 23.2

1230 Peachtree Street NE Suite 1500 Atlanta, Georgia 30309 404.253.7500 www.frazierdeeter.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-3 of our report dated April 15, 2019, with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses as of December 31, 2018, of the Phoenix Properties which are included in such Registration Statement. We hereby consent to the use in this Form S-3 of our report dated November 12, 2019, with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses as of December 31, 2018, of the Avant at Pembroke Pines which are included in such Registration Statement. We hereby consent to the use in this Form S-3 of our report dated January 8, 2020, with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses as of December 31, 2018, of the Vegas Portfolio which are included in such Registration Statement.

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC

Atlanta, Georgia

March 4, 2020